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                                                                      EXHIBIT 99

     Proxy/Voting Instruction Card for Special Meeting of Shareholders of


                          Renaissance Holdings, Inc.

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints _____, _____ and _____, and each of them, true and lawful proxies, with power of substitution, to vote all shares of Common Stock of the undersigned, at the Special Meeting of Shareholders of Renaissance Holdings, Inc. to be held January __, 2000, and at any adjournment thereof, on any business that may properly come before the meeting, including the proposals set forth on the reverse side of this card, which is referred to in the Prospectus and Proxy Statement provided.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          RENAISSANCE HOLDINGS, INC.

     A vote FOR proposals (1), (2) and (3) is recommended by the Board of Directors. Shares will be so voted unless you otherwise indicate.

1. To approve and adopt an Agreement and Plan of Merger dated as of November 30, 1999 by and among Household International, Inc., Renaissance Credit Services, Inc. and Renaissance Holdings, Inc.

                     For [_]    Against [_]    Abstain [_]

2. To adopt the Renaissance Incentive Compensation Plan and to approve certain payments to be made under this plan.

                     For [_]    Against [_]    Abstain [_]

3. To approve the issuance of shares of Renaissance common stock and the payment of additional cash consideration to certain holders of options granted by Renaissance Holdings, Inc. which options are to be cancelled in connection with the Merger.

                     For [_]    Against [_]    Abstain [_]


                                       Date:__________________________________

                                       Please
                                       Sign:__________________________________

                                       Please
                                       Sign:__________________________________

                                       NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.